UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 4, 2024
T STAMP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41252	81-3777260
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
3017 Bolling Way NE, Floor 2, Atlanta, Georgia 30305
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (404) 806-9906
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	IDAI	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing;

Failure to Satisfy Minimum Bid Price Continued Listing Standard – Additional 180 Grace Period Granted

As previously disclosed in the Current Report on Form 8-K filed by T Stamp, Inc. (the “Company”) with the SEC on May 8, 2024, on May 3, 2024, the Company received a notification letter from Nasdaq informing the Company that, for the 30 consecutive business days prior to May 3, 2024, the bid price of its shares of Class A Common Stock had closed below $1.00 per share, which is the minimum required closing bid price for continued listing on Nasdaq pursuant to Listing Rule 5550(a)(2).

Under Nasdaq Listing Rule 5810(c)(3)(A), the Company had 180 days, or until October 30, 2024 to regain compliance with the minimum bid price continued listing standard – however, if the Company was still not in compliance by October 30, 2024, it could be afforded a second 180 calendar day grace period. To qualify for this additional time, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq with the exception of the minimum bid price requirement.

As of October 30, 2024, the bid price of the Company’s shares of Class A Common Stock was still below $1.00 per share. However, on November 4, 2024, the Company received notice from Nasdaq that the Company is eligible for an additional 180 calendar day period, or until April 28, 2025, to regain compliance with minimum bid price requirement.

Nasdaq’s determination to grant the additional 180 day grace period is based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq with the exception of the bid price requirement, and the Company’s written notice to Nasdaq of its intention to cure the deficiency during this additional grace period by effecting a reverse stock split, if necessary, of its Class A Common Stock.

If at any time during this additional grace period the closing bid price of the Company’s Class A Common Stock is at least $1 per share for a minimum of 10 consecutive business days, Nasdaq will provide written confirmation of compliance and this matter will be closed.

If the Company chooses to implement a reverse stock split, it must complete the split no later than ten business days prior to April 28, 2025 in order to timely regain compliance with the minimum bid price requirement.

If the Company cannot demonstrate compliance with the minimum bid price requirement by April 28, 2025, Nasdaq will provide written notification to the Company that the Company’s Class A Common Stock will be delisted from the Nasdaq Capital Market. At that time, the Company may appeal Nasdaq’s determination to a Hearings Panel, however, there is no guarantee any appeal will be successful.

Nasdaq Notification of Regain of Compliance with Nasdaq Listing Rule 5550(b)(1)

On November 4, 2024, the Company received a notice from Nasdaq notifying the Company that, based on Nasdaq’s review of the Current Report on Form 8-K that the Company filed with the SEC on November 1, 2024 in which the Company described the steps it had taken to regain compliance with Listing Rule 5550(b)(1), Nasdaq had determined that the Company complies with the Listing Rule 5550(b)(1). The notice also stated that, if the Company fails to evidence compliance upon filing its next periodic report, it may be subject to delisting. At that time, the Company may appeal Nasdaq’s determination to a Hearings Panel, however, there is no guarantee any appeal will be successful.
Forward-Looking Statements
Certain information contained in this Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey the uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on the current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, including statements regarding compliance with Nasdaq rules, and our financial condition, growth, and strategies. Any or all of the forward-looking statements may turn out to be wrong or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including risks related to our ability to regain compliance with Nasdaq’s continued listing requirements or otherwise maintain compliance with any other listing requirement of the Nasdaq Capital Market, the potential delisting of our shares on the Nasdaq Capital Market, and the other risks set forth in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2023 and our subsequent Quarterly Reports on Form 10-Q. For all these reasons, actual results and developments could be materially different from those expressed in or implied by our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this Current Report on Form 8-K. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T STAMP INC.

By:	/s/ Gareth Genner
Name: Gareth Genner
Title: Chief Executive Officer
Dated: November 5, 2024